Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 20, 2011

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Ladies and Gentlemen:

We hereby consent to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm under the heading “Part I – Item 2. Properties” of the Annual Report on Form 10-K for the year ended December 31, 2010, of TransAtlantic Petroleum Ltd. (the “Company”) to be filed with the U.S. Securities and Exchange Commission on or about April 20, 2011 (the “Annual Report”), including any amendments thereto, and to the inclusion of our third-party letter report dated March 7, 2011, containing our opinion on the proved, probable and possible reserves attributable to certain properties owned by the Company as of December 31, 2010.

We hereby further consent to the incorporation by reference of the foregoing in the Registration Statement on Form S-8 (No. 333-162814) and the Registration Statement on Form S-3 (No. 333-167418) of the Company.

Very truly yours,

/s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716